UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2012

OMNICOMM SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd., Suite 3500 Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual stockholders' meeting in Fort Lauderdale, Florida on August 2, 2012.  Stockholders voted on the following two matters:

1.	To elect five directors to the board of directors to serve until the date of our next annual meeting until their successors have been elected and qualified; and
2.	To ratify the appointment of Webb & Company, as our independent auditors:

The count of shares present immediately prior to the commencement of the meeting indicated that 167,722,351 shares of the Company’s voting capital stock were present in person or by proxy.  This is 88.6% of the outstanding voting stock of the Company.  The stockholders approved the proposals, voting as follows:

Proposal 1.	For	Against	Abstain
Election of directors:
Randall G. Smith	136,387,358	102,098	0
Cornelis F. Wit	136,381,596	107,860	0
Guus van Kesteren	136,351,571	137,885	0
Dr. Jonathan Seltzer	136,387,358	102,098	0
Matthew D. Veatch	136,381,596	107,860	0

Proposal 2.	For	Against	Abstain
To ratify the appointment of Webb & Company, as our independent auditors	167,671,348	51,003	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: August 2, 2012	By:	/s/ Ronald T. Linares
Dr. Ronald T. Linares
Chief Financial Officer